                                                                    EXHIBIT 99.3

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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                              INTERVOICE-BRITE, INC

                                  AS BORROWER,


                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                           DATED AS OF AUGUST 29, 2002



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

                                TABLE OF CONTENTS


1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................28
         1.3      Code...........................................................................................28
         1.4      Construction...................................................................................28
         1.5      Schedules and Exhibits.........................................................................28

2.       LOAN AND TERMS OF PAYMENT...............................................................................29
         2.1      Revolver Advances..............................................................................29
         2.2      Term Loan......................................................................................30
         2.3      Borrowing Procedures and Settlements...........................................................30
         2.4      Payments.......................................................................................31
         2.5      Overadvances...................................................................................33
         2.6      Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.....................33
         2.7      Cash Management................................................................................34
         2.8      Crediting Payments; Float Charge...............................................................35
         2.9      Designated Account.............................................................................37
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................37
         2.11     Fees; Reduction of the Maximum Revolver Amount.................................................37
         2.12     Letters of Credit..............................................................................37
         2.13     LIBOR Option...................................................................................40
         2.14     Capital Requirements...........................................................................43

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................43
         3.1      Conditions Precedent to the Initial Extension of Credit........................................43
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................46
         3.3      Conditions Precedent to all Extensions of Credit...............................................47
         3.4      Term...........................................................................................47
         3.5      Effect of Termination..........................................................................47
         3.6      Early Termination by Borrower..................................................................48

4.       CREATION OF SECURITY INTEREST...........................................................................49
         4.1      Grant of Security Interest.....................................................................49
         4.2      Negotiable Collateral..........................................................................49
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................49
         4.4      Delivery of Additional Documentation Required..................................................49
         4.5      Power of Attorney..............................................................................50
         4.6      Right to Inspect...............................................................................50
         4.7      Control Agreements.............................................................................50

5.       REPRESENTATIONS AND WARRANTIES..........................................................................51
         5.1      No Encumbrances................................................................................51
         5.2      Eligible Accounts..............................................................................51
         5.3      [Intentionally Omitted]........................................................................51
         5.4      Equipment......................................................................................51
         5.5      Location of Inventory and Equipment............................................................51
         5.6      Inventory Records..............................................................................51
         5.7      Location of Chief Executive Office; FEIN.......................................................51
         5.8      Due Organization and Qualification; Subsidiaries...............................................52
         5.9      Due Authorization; No Conflict.................................................................52
         5.10     Litigation.....................................................................................53
         5.11     No Material Adverse Change.....................................................................53
         5.12     Fraudulent Transfer............................................................................53
         5.13     Employee Benefits..............................................................................53
         5.14     Environmental Condition........................................................................53
         5.15     Brokerage Fees.................................................................................54
         5.16     Intellectual Property..........................................................................54
         5.17     Leases.........................................................................................54
         5.18     DDAs...........................................................................................54
         5.19     Complete Disclosure............................................................................54
         5.20     Indebtedness...................................................................................54
         5.21     Inactive and Foreign Subsidiaries..............................................................55

6.       AFFIRMATIVE COVENANTS...................................................................................55
         6.1      Accounting System..............................................................................55
         6.2      Collateral Reporting...........................................................................55
         6.3      Financial Statements, Reports, Certificates....................................................56
         6.4      [Intentionally omitted]........................................................................58
         6.5      [Intentionally omitted]........................................................................58
         6.6      Maintenance of Properties......................................................................59
         6.7      Taxes..........................................................................................59
         6.8      Insurance......................................................................................59
         6.9      Location of Inventory and Equipment............................................................60
         6.10     Compliance with Laws...........................................................................60
         6.11     Leases.........................................................................................60
         6.12     Brokerage Commissions..........................................................................60
         6.13     Existence......................................................................................61
         6.14     Environmental..................................................................................61
         6.15     Disclosure Updates.............................................................................61
         6.16     Refinance Dallas Mortgage Loan. Refinance the Dallas Mortgage Loan, on terms satisfactory to Lender, no later than March 29, 2005...........................................64
7.       NEGATIVE COVENANTS......................................................................................61
         7.1      Indebtedness...................................................................................61
         7.2      Liens..........................................................................................62
         7.3      Restrictions on Fundamental Changes............................................................62

         7.4      Disposal of Assets.............................................................................63
         7.5      Change Name....................................................................................63
         7.6      Guarantee......................................................................................63
         7.7      Nature of Business.............................................................................63
         7.8      Prepayments and Amendments.....................................................................63
         7.9      [Intentionally omitted]........................................................................64
         7.10     Consignments...................................................................................64
         7.11     Distributions..................................................................................64
         7.12     Accounting Methods.............................................................................64
         7.13     Investments....................................................................................64
         7.14     Transactions with Affiliates...................................................................64
         7.15     Suspension.....................................................................................65
         7.16     [Intentionally omitted]........................................................................65
         7.17     Use of Proceeds................................................................................65
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............65
         7.19     Securities Accounts............................................................................65
         7.20     Financial Covenants............................................................................65
         7.21     Inactive and Foreign Subsidiaries..............................................................67

8.       EVENTS OF DEFAULT.......................................................................................68

9.       LENDER'S RIGHTS AND REMEDIES............................................................................70
         9.1      Rights and Remedies............................................................................70
         9.2      Remedies Cumulative............................................................................72

10.      TAXES AND EXPENSES......................................................................................72

11.      WAIVERS; INDEMNIFICATION................................................................................73
         11.1     Demand; Protest................................................................................73
         11.2     Lender's Liability for Collateral..............................................................73
         11.3     Indemnification................................................................................73

12.      NOTICES.................................................................................................74

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................75

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................76
         14.1     Assignments and Participations.................................................................76
         14.2     Successors.....................................................................................78

15.      AMENDMENTS; WAIVERS.....................................................................................78
         15.1     Amendments and Waivers.........................................................................78
         15.2     No Waivers; Cumulative Remedies................................................................78


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

16.      GENERAL PROVISIONS......................................................................................78
         16.1     Effectiveness..................................................................................78
         16.2     Section Headings...............................................................................78
         16.3     Interpretation.................................................................................78
         16.4     Severability of Provisions.....................................................................78
         16.5     Confidentiality................................................................................79
         16.6     Amendments in Writing..........................................................................79
         16.7     Counterparts; Telefacsimile Execution..........................................................79
         16.8     Revival and Reinstatement of Obligations.......................................................79
         16.9     Integration....................................................................................80
         16.10    Expense Deposit................................................................................80

                             EXHIBITS AND SCHEDULES


Exhibit B-1              Form of Borrowing Base Certificate
Exhibit C-1              Form of Compliance Certificate
Exhibit L-1              Form of LIBOR Notice
Exhibit P-1              Form of Principal Officers Certificate

Schedule D-1             Designated Account and Designated Account Bank
Schedule L-1             Lender's Account
Schedule P-1             Permitted Liens
Schedule R-1             Real Property Collateral
Schedule 2.8(a)          Cash Management Banks
Schedule 5.5             Locations of Inventory and Equipment
Schedule 5.7             Chief Executive Office; FEIN
Schedule 5.8(c)          Capitalization of Borrower's Subsidiaries
Schedule 5.10            Litigation
Schedule 5.14            Environmental Matters
Schedule 5.16            Intellectual Property
Schedule 5.18            Demand Deposit Accounts
Schedule 5.20            Permitted Indebtedness

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 29, 2002, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and INTERVOICE-BRITE, INC., a Texas corporation ("Borrower").

                  The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries.

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Advances" has the meaning set forth in Section 2.1.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definitions of Eligible Domestic Accounts and Eligible UK Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Applicable Base Rate Margin" means, as of any date of determination, the following margin based upon Borrower's most recent TTM EBITDA calculation (determined as set forth in the following paragraph); provided, however, that for the period from the Domestic Revolver Closing Date through the date Lender receives the certified calculation of the TTM EBITDA in respect of the testing period ending May 31, 2003, delivered by Borrower pursuant to
Section 6.3(a)(iii), the Applicable Base Rate Margin shall be 1.00 percentage points:

Level                     TTM EBITDA                                      Applicable Base Rate Margin
------------------------- ----------------------------------------------- -------------------------------------------
I                         greater than or equal to $20,000,000            0.50 percentage points

II                        greater than or equal to $10,000,000 but less   1.00 percentage points
                          than $20,000,000

III                       less than $10,000,000                           1.50 percentage points


                  The Applicable Base Rate Margin shall be based upon Borrower's most recent TTM EBITDA calculation and shall be redetermined each fiscal quarter of Borrower on the date Lender receives the certified calculation of the TTM EBITDA pursuant to Section 6.3(a)(iii) hereof; provided, however, that if Borrower fails to provide such certification when such certification is due, upon written notice by Lender to Borrower, the Applicable Base Rate Margin shall be set at the margin in the row styled "Level III" as of the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Base Rate Margin shall be set at the margin based upon the TTM EBITDA calculation disclosed by such certification).

                  "Applicable LIBOR Rate Margin" means, as of any date of determination, the following margin based upon Borrower's most recent TTM EBITDA calculation (determined as set forth in the following paragraph); provided, however, that for the period from the Domestic Revolver Closing Date through the date Lender receives the certified calculation of the TTM EBITDA in respect of the testing period ending May 31, 2003, delivered by Borrower pursuant to
Section 6.3(a)(iii), the Applicable LIBOR Rate Margin shall be 3.50 percentage points:

Level                     TTM EBITDA                                      Applicable LIBOR Rate Margin
------------------------- ----------------------------------------------- -------------------------------------------
I                         greater than or equal to $20,000,000            3.00 percentage points

II                        greater than or equal to $10,000,000 but less   3.50 percentage points
                          than $20,000,000

III                       less than $10,000,000                           4.00 percentage points

                  The Applicable LIBOR Rate Margin shall be based upon Borrower's most recent TTM EBITDA calculation and shall be redetermined each fiscal quarter of Borrower on the date Lender receives the certified calculation of the TTM EBITDA pursuant to Section 6.3(a)(iii) hereof; provided, however, that if Borrower fails to provide such certification when such certification is due, upon written notice by Lender to Borrower, the Applicable LIBOR Rate Margin shall be set at the margin in the row styled "Level III" as of the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable LIBOR Rate Margin shall be set at the margin based upon the TTM EBITDA calculation disclosed by such certification).

                  "Applicable Prepayment Premium" means the product of the Applicable Prepayment Premium Rate times the Maximum Revolver Amount immediately prior the date of termination of this Agreement

                  "Applicable Prepayment Premium Rate" means, as of any date of determination (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the date hereof, 3%, (b) during the period of time from and including the date that is the first anniversary of the date hereof up to the date that is the second anniversary of the date hereof, 2%, and (c) during the period of time from and including the date that is the second anniversary of the date hereof up to the Maturity Date, 1%.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Authorized Person" means any officer or other employee of Borrower.

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

                  "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the

Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

                  "Bank Products" means any service or facility extended to Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

                  "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Lender has been instructed to establish by Wells Fargo or its Affiliate for Bank Products then provided or outstanding based upon the formula, procedure or maximum amount for determining the credit exposure set forth in the applicable Bank Product Agreement for the applicable Bank Product or, in the absence of such a formula, procedure or maximum amount, based upon Wells Fargo's or such Affiliate's reasonable determination of the credit exposure in respect of the applicable Bank Product.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Term Loan Margin" means 2.75 percentage points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

                  "Books" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                        (a) Accounts,

                        (b) Books,

                        (c) Equipment, but excluding any Equipment that is subject to a Permitted Lien securing Permitted Purchase Money Indebtedness if the agreement governing such Permitted Purchase Money Indebtedness prohibits other Liens on the subject Equipment,

                        (d) General Intangibles,

                        (e) Inventory,

                        (f) Investment Property,

                        (g) Negotiable Collateral,

                        (h) Real Property Collateral,

                        (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                        (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Borrowing" means a borrowing hereunder of an Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

                  "Borrowing Base Participant" means (a) Borrower and (b) after satisfaction of the UK Conditions, the UK Obligor.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower ceases to directly or indirectly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the date hereof except (a) as a result of a transaction permitted under Section 7.13 or
(b) if required by applicable law with respect to a Foreign Subsidiary, ownership of up to 20% of such Subsidiary by foreign qualifying directors or shareholders of such Subsidiary.

                   "Closing Date Business Plan" means the set of Projections of Borrower for the 3 year period following the Domestic Revolver Closing Date (on a year by year basis, and for the 1 year period following the Domestic Revolver Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all of the assets of any Obligor that are hypothecated in favor of Lender pursuant to the Loan Documents.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer or chief accounting officer of Borrower to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the date hereof, and (b) any individual who becomes a member of the Board of Directors after the date hereof if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the date hereof in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange
Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower, IVLP and Lender, the form and substance of which is satisfactory to Lender.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "Dallas Mortgage Loan" means the Indebtedness of Borrower to Beal Bank, S.S.B. in the original principal amount of $14,000,000, secured by a first priority Lien on the Real Property consisting of Borrower's corporate headquarters located in Dallas, Texas.

                  "DDA" means any checking or other demand deposit account maintained by Borrower.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Demonstration Goods" means Equipment or Inventory used for exhibition or trade show purposes or in the possession of customers for demonstration or evaluation purposes.

                  "Designated Account" means that certain DDA of Borrower identified on Schedule D-1.

                  "Designated Account Bank" means that certain bank identified on Schedule D-1.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's gross billings with respect to Accounts during such period (excluding extraordinary items).

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Domestic Revolver Closing Date or the Term Loan Closing Date, as the case may be, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Domestic Revolver Closing Date" means the date on which all of the conditions precedent in Section 3.1 are satisfied.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss) as determined in accordance with GAAP, minus extraordinary gains, plus interest expense, income and franchise taxes, depreciation and amortization expense, as determined in accordance with GAAP, in each case to the extent included in the determination of such net earnings (or loss), plus non-cash charges associated with the redemption of the Junior Notes in an amount not to exceed $2,000,000 and the cash redemption premium associated with the redemption of the Junior Notes in an amount not to exceed $500,000 (not already included in interest expense, income and franchise taxes, and depreciation and amortization expense), plus non-cash charges related to the write-off of goodwill and intangibles, plus non-recurring, cash restructuring charges for severance, benefits and dilapidation paid during the 6 month period ending February 28, 2003, in an amount not to exceed $2,000,000, plus non-cash charges associated with pre-paid alert licenses in an aggregate amount not to exceed $4,000,000 during the three fiscal quarters of Borrower ending February 28, 2003.

                  "Eligible Accounts" means Eligible Domestic Accounts and Eligible UK Accounts.

                  "Eligible Domestic Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Domestic Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Domestic Revolver Closing Date. In determining the amount to be included, amounts payable in Canadian Dollars, if any, shall be calculated at their Dollar equivalent. Eligible Domestic Accounts shall not include the following:

                           (a) Accounts that the Account Debtor has failed to
pay within 90 days of original invoice date,

                           (b) Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor and its Affiliates in the aggregate are deemed ineligible under clause (a) above,

                           (c) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of Borrower,

                           (d) Accounts arising in a transaction wherein goods
are placed on consignment or are sold pursuant to a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor is conditional;

provided that Accounts shall not be excluded (i) as a result of a sale subject to acceptance or other condition after the goods, which are the subject of such sale, have been so accepted or the condition has been satisfied or (ii) as a result of warranties, guaranties or indemnities provided by the seller,

                           (e) Accounts that are not payable in Dollars or
Canadian Dollars,

                           (f) Accounts with respect to which the Account Debtor
(i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof, or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account Debtor maintains an office in the United States, the goods related to the Account are installed or the services related to the Account are rendered in the United States, and the Account is billed to and paid from an office in the United States, or (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
(z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                           (g) Accounts with respect to which the Account Debtor
is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender's satisfaction),

                           (h) Accounts with respect to which the Account Debtor
is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability on the Account or has an unapplied deposit or cash remittance to Borrower, to the extent of such claim, right of setoff, dispute, deposit or remittance,

                           (i) (i) Accounts owed by Siemens AG, Sprint
Corporation, O2 UK Limited or British Telecom PLC and each of their respective Affiliates to the extent the obligations owing by any such Account Debtor to the Borrowing Base Participants exceed 30% of all Eligible Accounts (such percentage as applied to any such Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of any such Account Debtor deteriorates), and (ii) Accounts with respect to any other Account Debtor whose total obligations owing to the Borrowing Base Participants exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all

Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                           (j) Accounts with respect to which the Account Debtor
is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding,

                           (k) Accounts with respect to which the Account Debtor
is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                           (l) Accounts, the collection of which, Lender, in its
Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (m) Accounts that are not subject to a valid and
perfected first priority Lender's Lien,

                           (n) Accounts with respect to which (i) the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

                           (o) Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, or

                           (p) Accounts arising from RealCare Maintenance
Contracts or Software Support Contracts.

                  "Eligible UK Accounts" means those Accounts created by a Borrowing Base Participant in the ordinary course of its business, that arise out of such Borrowing Base Participant's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible UK Accounts made by Borrower or UK Obligor in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the satisfaction of the UK Conditions. In determining the amount to be included, amounts payable in a currency other than Dollars shall be calculated at their Dollar equivalent. Eligible UK Accounts shall not include the following:

                           (a) Accounts that the Account Debtor has failed to
pay within 90 days of original invoice date,

                           (b) Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor and its Affiliates in the aggregate are deemed ineligible under clause (a) above,

                           (c) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of a Borrowing Base Participant,

                           (d) Accounts arising in a transaction wherein goods
are placed on consignment or are sold pursuant to a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor is conditional; provided that Accounts shall not be excluded
(i) as a result of a sale subject to acceptance or other condition after the goods, which are the subject of such sale, have been so accepted or the condition has been satisfied or (ii) as a result of warranties, guaranties or indemnities provided by the seller,

                           (e) Accounts that are not payable in Dollars, UK
Currency, or Euros,

                           (f) Accounts with respect to which the Account Debtor
either (i) does not maintain its chief executive office in the United Kingdom, or (ii) is not organized under the laws of the United Kingdom or any political subdivision thereof, or (iii) is the government of the United Kingdom or any other country or sovereign state, or of any political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account Debtor maintains an office in the United Kingdom, the goods related to the Account are installed or the services related to the Account are rendered in the United Kingdom, and the Account is billed to and paid from an office in the United Kingdom, or (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                           (g) Accounts with respect to which the Account Debtor
is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability on the Account or has an unapplied deposit or cash remittance to Borrower, to the extent of such claim, right of setoff, dispute, deposit or remittance,

                           (h) (i) Accounts owed by Siemens AG, Sprint
Corporation, O2 UK Limited or British Telecom PLC and each of their respective Affiliates to the extent the obligations owing by such Account Debtor to the Borrowing Base Participants exceed 30% of all Eligible Accounts (such percentage as applied to such Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), and (ii) Accounts with respect to any other Account Debtor whose total obligations owing to the Borrowing Base Participants exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                           (i) Accounts with respect to which the Account Debtor
is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrowing Base Participant has received notice of an imminent Insolvency Proceeding,

                           (j) Accounts, the collection of which, Lender, in its
Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (k) Accounts that are not subject to a valid and
perfected first priority Lender's Lien,

                           (l) Accounts with respect to which (i) the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

                           (m) Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by a Borrowing Base Participant of the subject contract for goods or services, or

                           (n) Accounts arising from RealCare Maintenance
Contracts or Software Support Contracts.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.
Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of the Borrowing Base Participants aged in excess of 90 days from invoice date or Royalties reporting date, as applicable, and the aggregate amount, if any, of all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Exchange Rate Reserve" means, as of any date of determination, an amount equal to 10% of the Eligible Accounts payable in a currency other than Dollars.

                  "Existing Lender" means Bank of America, N.A.

                  "Expense Deposit" has the meaning set forth in Section 16.10.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

                  "FEIN" means Federal Employer Identification Number.

                  "Foreign Subsidiary" means each of Singapore Sub, Brite Holding AG, a Switzerland corporation, InterVoice-Brite AG, a Switzerland corporation, InterVoice-Brite Spc, an Italy corporation, Brite Voice Systems S.A. (Proprietary) Ltd, a South Africa corporation, InterVoice Do Brasil Ltd, a Brazil corporation, InterVoice-Brite de Colombia, Inc., a Colombia corporation, and each other Subsidiary of Borrower from time to time formed to conduct operations or business outside of the United States and the United Kingdom.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantor" means each of Brite Voice Systems, Inc., a Kansas corporation, InterVoice GP, Inc., a Nevada corporation, InterVoice LP, Inc., a Nevada corporation, and IVLP and each other Subsidiary of Borrower that from time to time shall execute a Guaranty in favor of Lender.

                  "Guarantor Security Agreement" means a security agreement, in form and substance satisfactory to Lender, executed and delivered by Guarantors to Lender.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantors in favor of Lender, in form and substance satisfactory to Lender.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Inactive Subsidiary" means each of BVSI, Inc., a Delaware corporation, BVS Investco, Inc., a Delaware corporation, InterVoice Acquisition Subsidiary, Inc., a Nevada corporation, InterVoice Acquisition Subsidiary II, Inc., a Nevada corporation, and InterVoice II, Inc., a Nevada corporation.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds (other than surety, bid or performance bonds), debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or interest rate , credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria or compositions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intercompany Investments" means Investments by Borrower or any of its Subsidiaries in a Subsidiary of Borrower.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Obligors and Lender, the form and substance of which is satisfactory to Lender.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "IVLP" means InterVoice Limited Partnership, a Nevada limited partnership.

                  "Junior Notes" means those certain Convertible Notes issued by Borrower pursuant to the Securities Purchase Agreement.

                  "Junior Notes Subordination Agreement" means a subordination agreement relative to payment of the Junior Notes, executed and delivered by the holders of the Junior Notes and Lender, in form and substance satisfactory to Lender.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by an Obligor under any of the Loan Documents that are paid or incurred by Lender in accordance with the provisions of the Loan Documents, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with the Obligors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office or the copyright office), filings, recordings, publications, audits, appraisals, real estate surveys, real estate title policies and endorsements, and environmental audits; provided that the fees and charges for audits and appraisals after the date hereof (except for the audit to be conducted in connection with the satisfaction of the UK Conditions) shall be limited to the amounts permitted under Section 2.11, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or, after an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, including costs and expenses described in Section 11.3, (g) Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (h) Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "Lender's Account" means the account identified on Schedule
L-1.

                  "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

                   "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Junior Notes Subordination Agreement, the Letters of Credit, the Mortgage, the Officers' Certificate, the Patent Security Agreement, the Pledge Agreement, the Principal Officers Certificate, the Trademark Security Agreement, the UK Guarantee and Debenture and any other UK Security Documents, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

                  "Maintenance Contract" means a contract providing for an agreed upon periodic payment (as opposed to an episodic payment, e.g., move-add-change and maintenance-per-call) for the provision of maintenance services and ongoing support.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of an Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of an Obligor.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $25,000,000.

                  "Mortgage" means the deed of trust executed and delivered by Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumbers the Real Property Collateral and the related improvements thereto.

                  "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and
(b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Obligor" means Borrower, UK Obligor and each Guarantor.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Originating Lender" has the meaning set forth in Section 14.1(d).

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower, IVLP and Lender, the form and substance of which is satisfactory to Lender.

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete or not useful in the business of Borrower, (b) sales by Borrower or its Subsidiaries of Inventory (i) to buyers in the ordinary course of business, or (ii) that is considered scrappage, or (iii) that is obsolete and sold outside of ordinary sales channels in an amount not to exceed $1,000,000 during any fiscal year of Borrower so long as, with respect to clauses (ii) and
(iii) above, an appropriate reserve is reflected on the Books prior to such sale, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, software and other intellectual property rights in the ordinary course of business, (e) sales, exclusive licensing or other dispositions of customer specific software, (f) sale, abandonment or release by Borrower or its Subsidiaries of patents, trademarks, copyrights, software, and other intellectual property rights not useful in the business of Borrower or its Subsidiaries, (g) transfers to Borrower or its Subsidiaries to the extent constituting a Permitted Investment and (h) other sales or dispositions not in excess of $250,000 for any individual sale or disposition and not in excess of $1,000,000 for all such sales or dispositions occurring during any fiscal year of Borrower.

                  "Permitted Intercompany Investments" means an Intercompany Investment in any entity that is or becomes a Subsidiary of Borrower, other than an Inactive Subsidiary, so long as no Event of Default exists at the time of the making of such Intercompany Investment or would exist after giving effect thereto; provided that (i) each such Subsidiary, other than a Foreign Subsidiary, shall have provided a Guaranty to Lender and its Stock shall have been pledged to Lender, (ii) Intercompany Investments in Foreign Subsidiaries made after the date hereof shall not exceed $750,000 in the aggregate amount made during any month, (iii) Intercompany Investments in Foreign Subsidiaries (in addition to those referenced in clause (ii) above) in an amount not to exceed $250,000 in the aggregate until this Agreement is terminated and the Obligations paid in full, and (iv) Intercompany Investments in UK Obligor are not permitted until the UK Conditions have been satisfied.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments taken in connection with the discharge of a doubtful Account (e) Investments existing on the date hereof in Subsidiaries of Borrower and (f) Permitted Intercompany Investments.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes, assessments or other governmental charges that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 and renewals and extensions thereof, (d) the interests of licensors or lessors under any license or operating leases and the interests of licensees or lessees under any license or operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by contract or operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, and Liens arising by operation of law in favor of suppliers, in each case incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, leases, or statutory obligations incurred in the ordinary course of business and not in connection with the borrowing of money or to secure letters of credit in respect of such performance, (i) Liens granted as security for surety or performance bonds obtained in the ordinary course of business or appeal bonds, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgage, as accepted by Lender, including the first priority mortgage Lien on the Real Property Collateral in favor of Beal Bank, S.S.B., (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning restrictions and other encumbrances that do not materially interfere with or impair the use or operation thereof, (m) precautionary UCC financing statement filings regarding operating leases, and (n) Liens of depositories to the extent securing obligations for fees, chargebacks and incidental expenses arising in connection with deposit accounts and Liens of financial intermediaries to the extent securing obligations for fees, chargebacks and incidental expenses arising in connection with securities accounts.

                  "Permitted Priority Liens" means Permitted Liens that are entitled to have priority over the Lender's Liens, which shall consist of (a) Liens securing the Dallas Mortgage Loan, (b) Liens securing Permitted Purchase Money Indebtedness, (c) Liens on cash deposits under clauses (g), (h) and (i) of the definition of "Permitted Liens" and (d) Liens under clause (n) of the definition of "Permitted Liens".

                  "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) while any such protest is pending, no impairment of the enforceability, validity, or priority of any of the Lender's Liens occurs.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the date hereof in an aggregate principal amount outstanding at any one time not in excess of $1,000,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Borrower Collateral other than Real Property.

                  "Pledge Agreement" means a pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower and certain of its Subsidiaries to Lender with respect to the pledge of the Stock and partnership interests owned by Borrower and such Subsidiaries.

                  "Principal Officers Certificate" means a certificate substantially in the form of Exhibit P-1 delivered by the principal executive officer and principal financial officer of Borrower to Lender.

                  "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "RealCare Maintenance Contract" means a contract pursuant to which Borrower or UK Obligor agrees to provide to a customer 1-800 telephone support, technical assistance, remote troubleshooting, applicable software patch releases and minor revision releases, and if required, on-site hardware repair services.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Recurring Maintenance Revenues" means, with respect to any period, the revenues of Borrower and UK Obligor for such period that are derived from contractual provisions providing for an agreed upon periodic payment (as opposed to a episodic payment, e.g., move-add-change and maintenance-per-call) for the provision of maintenance services and ongoing services and support as reflected in the financial statements of Borrower and UK Obligor prepared in accordance with their historical practices.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means the sum of Excess Availability plus unrestricted cash and Cash Equivalents, in an amount of not less than $5,000,000.

                  "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Royalties" means royalties that are payable by Borrower or any of its Subsidiaries pursuant to any agreements relating to licensing software from a third Person and providing related services.

                  "Royalties Reserve" means an amount equal to 50% of accrued Royalties (assuming payment on a quarterly basis) from the immediately preceding quarterly period, accrued on a monthly basis plus 100% of past-due, accrued Royalties from any prior quarterly periods, if unpaid, measured monthly and effective as of the first day of each month. For the avoidance of doubt, the following example illustrates the mechanics of the Royalties Reserve: If the Royalties for the quarterly period January 1 through March 31 total $1,200,000, the Royalties Reserve from April 1 through April 30 is $200,000, from May 1 through May 31 is $400,000, and from June 1 through June 30 is $600,000. If after June 30 the Royalties for the January 1 - March 31 quarter are not paid, $1,200,000 will be added to the Royalties Reserve as of July 1.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of May 29, 2002, among Borrower, HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., and Caerus Fund Ltd.

                  "Singapore Sub" means Brite Voice Systems, Plc Ltd, a Singapore corporation.

                  "Software Support Contract" means a contract pursuant to which Borrower or UK Obligor agrees to provide a customer with updates to standard software or feature or interface software over the term of the contract.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Taxes" has the meaning set forth in Section 16.5.

                  "Term Loan" has the meaning set forth in Section 2.2.

                  "Term Loan Amount" means $10,000,000.

                  "Term Loan Closing Date" means the date after the Domestic Revolver Closing Date on which all of the Term Loan Conditions are satisfied and the Term Loan is funded.

                  "Term Loan Conditions" means (a) Lender shall have received certified copies of the policies of insurance, together with the endorsements thereto, in respect of assets owned by UK Obligor, as are required hereby, the form and substance of which shall be satisfactory to Lender, (b) the UK Guarantee and Debenture and any other UK Security Documents shall have been executed and delivered to Lender, (c) Lender shall have received a Collateral Access Agreement with respect to UK Obligor's location in Manchester, England,
(d) Lender shall have received satisfactory evidence that the security interests granted in favor of Lender pursuant to the UK Security Documents have been duly perfected and are senior in priority to all other liens, claims, security interests, or encumbrances, except for Permitted Liens and all conditions to the effectiveness of the UK Security Documents have been satisfied, (e) Lender shall have received an opinion of UK Obligor's counsel, in form and substance satisfactory to Lender, (f) Lender shall have received a certificate from the Secretary of UK Obligor attesting to the resolutions of UK Obligor's Board of Directors (or the UK equivalent thereof) authorizing the execution, delivery, and performance of the Loan Documents to which UK Obligor is a party and authorizing specific officers of UK Obligor to execute the same, (g) Lender shall have received copies of UK Obligor's Governing Documents, as amended, modified, or supplemented to the Term Loan Closing Date, certified by the Secretary of UK Obligor, (h) Lender shall have received a certificate of status with respect to UK Obligor, dated within 20 days of the Term Loan Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of UK Obligor, which certificate shall indicate that UK Obligor is in good standing in such jurisdiction, and (i) satisfaction of the conditions in
Section 3.1.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower, IVLP and Lender, the form and substance of which is satisfactory to Lender.

                  "TTM EBITDA" means, as of any date of determination, the EBITDA of Borrower and its Subsidiaries for the 12 month period most recently ended for which Borrower has delivered (or is obligated to have delivered) financial statements pursuant hereto.

                  "UK Conditions" means (a) satisfaction of the Term Loan Conditions and (b) Lender shall have completed a collateral audit with respect to the assets of UK Obligor and an examination of UK Obligor's Books,.

                  "UK Currency" means the lawful money of the United Kingdom.

                  "UK Obligor" means Intervoice-Brite Limited, a private limited company incorporated in England and Wales with company number 02601740.

                  "UK Guarantee and Debenture" means that certain Guarantee and Debenture between UK Obligor and Lender, in form and substance reasonably satisfactory to Lender.

                  "UK Security Documents" means, collectively, such instruments, agreements, and documents governed by the laws of the United Kingdom or any political subdivision thereof, as Lender may require in order to secure the obligations of UK Obligor, including the UK Guarantee and Debenture.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Voidable Transfer" has the meaning set forth in Section 16.8.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). All references to the satisfaction of Lender, acceptability to Lender or similar references shall mean to the reasonable satisfaction of Lender. All references to a schedule to this Agreement at the time of any restatement or deemed restatement of any representation or warranty after the date hereof shall include each amendment or supplement to such schedule provided by Borrower to Lender prior to the date of such restatement or deemed restatement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the sum of (y) the then outstanding principal amount of the Term Loan, and (z) the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (y) (A) 85% of the amount of Eligible Domestic Accounts; provided that Eligible Domestic Accounts with respect to which the Account Debtor maintains its chief executive office in Canada or is organized under the laws of Canada or any province thereof shall be limited such that Advances attributable to such Eligible Domestic Accounts do not exceed $1,000,000 (U.S. Dollars) at any one time outstanding, plus (B) after the satisfaction of the UK Conditions, the lesser of (1) 75% of the amount of Eligible UK Accounts and (2) $5,000,000, less (C) the amount, if any, of the Dilution Reserve, minus

                           (z) the sum of (i) the Bank Products Reserve, (ii) the Exchange Rate Reserve, (iii) the Royalties Reserve, and (iv) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, but without duplication of any matter otherwise subject to any reserve under Section 2.1(a) or used to exclude or reduce any portion of Accounts from Eligible Accounts, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower or any of its Subsidiaries is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower or any of its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any item of Collateral (other than any Permitted Priority Lien), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (e) Borrower may request, at any time and from time to time, that any of its Subsidiaries that is not an Inactive Subsidiary or a Foreign Subsidiary be made a Borrowing Base Participant and Lender agrees that its consent to such request shall not be unreasonably withheld.

         2.2 TERM LOAN.

               Subject to the terms and conditions of this Agreement, on the Term Loan Closing Date Lender agrees to make a term loan (the "Term Loan") to Borrower in an amount equal to the Term Loan Amount. The principal amount of the Term Loan shall be repaid in (a) 35 equal monthly installments of principal in the amount of $277,778 which shall be due and payable on the first day of each month commencing on the first day of the month following the Term Loan Closing Date, and (b) a final installment of all outstanding unpaid principal which shall be due and payable on the Maturity Date. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. Borrower may, without premium or penalty, prepay the principal amount of the Term Loan in full or, from time to time, in part, at any time upon three Business Days prior notice to Lender so long as the amount prepaid is at least $1,000,000 and, after giving effect to such prepayment, Borrower has Excess Availability plus unrestricted cash and Cash Equivalents in an amount of at least $5,000,000. Any optional prepayment of the Term Loan shall be accompanied with accrued interest on the amount prepaid to the date of such prepayment. Any partial prepayments of the Term Loan in amounts of $3,000,000 or more shall be applied to installments due under the Term Loan pro rata with respect to each remaining installment of principal. Any partial prepayments of the Term Loan in amounts of less than $3,000,000 shall be applied to installments due under the Term Loan in inverse order of maturity.

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWER.

                        (i) Except as otherwise expressly provided herein, all
               payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b) APPLICATION AND REVERSAL OF PAYMENTS.

                  (i) All payments shall be remitted to Lender and all such
               payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                           (A) first, to pay any Lender Expenses then due to
                  Lender under the Loan Documents, until paid in full,

                           (B) second, to pay any fees then due to Lender under
                  the Loan Documents until paid in full,

                           (C) third, ratably to pay interest due in respect of
                  the Advances and the Term Loan until paid in full,

                           (D) fourth, to pay all principal amounts then due and
                  payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                           (E) fifth, so long as no Event of Default has
                  occurred and is continuing, and at Lender's election, to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                           (F) sixth, so long as no Event of Default has
                  occurred and is continuing, to pay the principal of all Advances until paid in full,

                           (G) seventh, if an Event of Default has occurred and
                  is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Lender, to be held by Lender, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                           (H) eighth, if an Event of Default has occurred and
                  is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                           (I) ninth, if an Event of Default has occurred and is
                  continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                           (J) tenth, to pay any other Obligations until paid in
                  full, and

                           (K) eleventh, to Borrower (to be wired to the
                  Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) In each instance, so long as no Event of Default has
              occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iii) For purposes of the foregoing, "paid in full" means
              payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan

              Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a portion of the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, (ii) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin.

         The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 5.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (b) LETTER OF CREDIT FEE. Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.00% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, upon notice by Lender to Borrower that the Default Rate shall apply,

                           (i) all Obligations (except for undrawn Letters of
                  Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                           (ii) the Letter of Credit fee provided for above
                  shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                  (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then

Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Domestic Revolver Closing Date, Lender shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section
2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and the Term Loan, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from an Authorized Person, or without instructions if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances made by Lender to Borrower or for Borrower's account, the Letters of Credit issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES; REDUCTION OF THE MAXIMUM REVOLVER AMOUNT. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid, except for corrections of errors in the determination thereof (irrespective of whether this Agreement is terminated thereafter):

                  (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the average Daily Balance of principal that was outstanding on the Term Loan during the immediately preceding month.

                  (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Lender the fees set forth in the Fee Letter, and

                  (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $5,000 plus reasonable out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus reasonable out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation. Unless an Event of Default has occurred and is continuing, Borrower shall not be obligated to pay the fees under this Section 2.11(c) with respect to more than one audit during any period of three consecutive calendar months or with respect to more than one appraisal of the Collateral during any period of twelve calendar months.

                  (d) Borrower may voluntarily reduce the Maximum Revolver Amount in a minimum amount of $5,000,000 and increments of $1,000,000 above such amount at any time or from time to time upon 10 days written notice to Lender, so long as after giving effect to such reduction, the Maximum Revolver Amount is not less than the sum of the outstanding Advances plus the Letter of Credit Usage plus outstanding principal on the Term Loan. At the time of any such reduction (other than upon a termination of this Agreement pursuant to Section 3.6), Borrower shall pay to Lender a fee in the amount of the product of the Applicable Prepayment Premium Rate times the amount of such reduction of the Maximum Revolver Amount.

         2.12 LETTERS OF CREDIT

                  (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Domestic Revolver Closing Date, such issuing bank to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of
Credit:

                           (i) the Letter of Credit Usage would exceed the
                  Borrowing Base less the amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed
                  $2,500,000, or

                           (iii) the Letter of Credit Usage would exceed the
                  Maximum Revolver Amount less the sum of (y) the outstanding principal amount of the Term Loan, and (z) the then extant amount of outstanding Advances.

                  Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Domestic Revolver Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

                       (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto except any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

                       (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                       (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the date hereof, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                       (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                       (i) any reserve, deposit, or similar requirement is or
                  shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                       (ii) there shall be imposed on the Underlying Issuer or
                  Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof; provided that with respect to Interest Periods of 6 months, interest shall also be payable on first day of each month during such Interest Period. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder so long as Borrower is not charged for any Funding Losses as a result thereof.

                  (b) LIBOR ELECTION.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR

         Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above. Lender agrees that so long as no Event of Default has occurred and is continuing, at any time that outstanding Advances consist solely of LIBOR Rate Loans, Collections shall not be applied to LIBOR Rate Loans (other than on the last day of an Interest Period), but rather shall be remitted to Borrower.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
         (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding and to the extent necessary to comply with such change, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder other than the funding of the Term Loan), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) the Domestic Revolver Closing Date shall occur on or before September 16, 2002;

                  (b) Lender shall have filed all financing statements required by Lender, duly authorized by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i)    the Control Agreements,

                  (ii)   the Copyright Security Agreement,

                  (iii)  the Disbursement Letter,

                  (iv)   the Fee Letter,

                  (v)    the Guarantor Security Agreement,

                  (vi)   the Guaranty,

                  (vii)  the Intercompany Subordination Agreement,

                  (viii) the Junior Notes Subordination Agreement (unless the
             Junior Notes are paid in full on the Domestic Revolver Closing Date or the amount for such payment has been provided for pursuant to Section 7.17(b)),

                  (ix)   the Mortgage,

                  (x)    the Officers' Certificate,

                  (xi)   the Patent Security Agreement,

                  (xii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

                  (xiii) the Pledge Agreement, together with certificates
             representing 100% of the shares of Stock of certain of Borrower's Subsidiaries, as well as Stock powers with respect thereto endorsed in blank, and

                  (xiv)  the Trademark Security Agreement;

                  (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Domestic Revolver Closing Date, certified by the Secretary of Borrower;

                  (f) Lender shall have received a certificate of status with respect to Borrower, dated within 20 days of the Domestic Revolver Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Domestic Revolver Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate from the Secretary of the Guarantors attesting to the resolutions of the Guarantors' Boards of Directors authorizing their execution, delivery, and performance of the Loan Documents to which the Guarantors are parties and authorizing specific officers of the Guarantors to execute the same;

                  (i) Lender shall have received copies of the Guarantors' Governing Documents, as amended, modified, or supplemented to the Domestic Revolver Closing Date, certified by the Secretary of the Guarantors;

                  (j) Lender shall have received certificates of status with respect to each Guarantor, dated within 20 days of the Domestic Revolver Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each such Guarantor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

                  (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Domestic Revolver Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each such Guarantor is in good standing in such jurisdictions;

                  (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (m) Lender shall have received a Collateral Access Agreement with respect to Borrower's Orlando Florida location;

                  (n) Lender shall have received an opinion of Borrower's and Guarantors' counsel in form and substance satisfactory to Lender;

                  (o) Lender shall have received a certificate of the chief financial officer of Borrower stating that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (p) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder including the extension of credit required to pay the Junior Notes in full;

                  (q) Borrower shall have filed with the United States Copyright Office the source code of the most recent commercialized versions of its proprietary software programs known as InVision, Intersoft and Omvia, and Lender shall have received satisfactory evidence that such copyrighted material and the proceeds thereof are specifically encumbered by the Copyright Security Agreement;

                  (r) Lender shall have received Borrower's Closing Date Business Plan;

                  (s) Borrower shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (t) Lender shall have received (i) an appraisal of the Real Property Collateral satisfactory to Lender, and (ii) a mortgagee title insurance policy (or a marked commitment to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender ("Mortgage Policy") in an amount satisfactory to Lender assuring Lender that the Mortgage on such Real Property Collateral is a valid and enforceable second priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy otherwise shall be in form and substance satisfactory to Lender;

                  (u) Lender shall have received a phase-I environmental report and a real estate survey with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Lender;

                  (v) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                  (w) Lender shall have received an appraisal of the Recurring Maintenance Revenues, such appraisal shall be conducted by an appraiser acceptable to Lender, and the results of such appraisal shall be satisfactory to Lender;

                  (x) Lender shall have received a license agreement between IVLP, as licensor, and Borrower, as licensee, with respect to the licensing of intellectual property owned by IVLP to Borrower, and the same shall be in form and substance satisfactory to Lender; and

                  (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days after the Domestic Revolver Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

                  (b) within 30 days after the Domestic Revolver Closing Date, the UK Conditions shall have been satisfied; and

                  (c) within 30 days after the Domestic Revolver Closing Date, Borrower and Lender shall have entered into Cash Management Agreements with a Cash Management Bank reasonably acceptable to Lender and Borrower shall have transferred its cash management to such Cash Management Bank.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates.

                  (d) no Material Adverse Change shall have occurred and be continuing, except as disclosed to Lender in writing prior to the date of this Agreement.

         3.4 TERM. This Agreement shall continue in full force and effect for a term ending on August 29, 2005 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default, and Borrower shall have the right to terminate this Agreement in accordance with the provisions of Section 3.6.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver (or upon Borrower's request authorize, if applicable) any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 60 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including
(a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. The foregoing to the contrary notwithstanding, (a) in the event that any termination of this Agreement by Borrower occurs prior to the Domestic Revolver Closing Date and prior to September 16, 2002, no prior notice of termination shall be required and no Applicable Prepayment Premium shall be payable so long as the closing fee described in the Fee Letter is paid to Lender (and Borrower hereby acknowledges that such fee and the commitment fee described in the Fee Letter are fully earned and non-refundable) or (b) in the event that any termination of this Agreement by Borrower pursuant to the first sentence of this Section 3.6 occurs as a proximate result of or in proximate connection with a refinancing of the Obligations by Borrower occurring more than 6 months after the Domestic Revolver Closing Date and if such financing is provided by a commercial banking unit of Wells Fargo, then the Applicable Prepayment Premium shall equal zero.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The attachment of the Lender's Liens in and to the Personal Property Collateral shall be postponed until the Domestic Revolver Closing Date, at which time Lender's Liens shall immediately attach to all Personal Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the date hereof, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to file any financing statements, continuation statements and original financing statements in lieu of continuation statements necessary to perfect Lenders security interest in the Collateral.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter, upon reasonable notice and during normal business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the date hereof, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. The Obligors have good and indefeasible title to the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the applicable Borrowing Base Participant's business, owed to such Borrowing Base Participant after giving effect to defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Lender, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definitions of Eligible Domestic Accounts or Eligible UK Accounts, as applicable.

         5.3 [INTENTIONALLY OMITTED]

         5.4 EQUIPMENT. All of the Equipment is used or held for use in the business of Borrower and its Subsidiaries and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5, except for Equipment that is substantially worn, damaged or obsolete; provided that (a) Inventory may be stored with third Persons who are processing or otherwise adding value to such Inventory in amounts at any one time not to exceed $300,000 with any single such Person and $500,000 in the aggregate, valued at standard cost and (b) Demonstration Goods may be used or displayed at trade shows or exhibitions or at customers' premises.

         5.6 INVENTORY RECORDS. Borrower and its Subsidiaries keep correct and accurate records itemizing and describing the type, quality, and quantity of their Inventory and the book value thereof.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower and its Subsidiaries is located at the address indicated in
Schedule 5.7 and FEIN of Borrower and each of the Guarantors is identified in
Schedule 5.7.

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower and each of its Subsidiaries is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization and (ii) the percentage of the outstanding shares owned directly or indirectly by Borrower and, with respect to the Foreign Subsidiaries, qualifying directors and shareholders. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

                  (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Obligor, other than Permitted Liens, or (iv) require any approval of such Obligor's interestholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

                  (c) Other than the filing of financing statements, fixture filings, and the Mortgage, the execution, delivery, and performance by each Obligor the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the date hereof that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any of its Subsidiaries that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, such Person's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower or any of its Subsidiaries since the date of the latest financial statements submitted to Lender on or before the date hereof, except as disclosed to Lender in writing prior to the date of this Agreement.

         5.12 FRAUDULENT TRANSFER.

                  (a) Each Obligor is Solvent.

                  (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

         5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of the assets of Borrower or any of its Subsidiaries has ever been used by such Person or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of properties or assets of Borrower or any of its Subsidiaries has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower and its Subsidiaries have not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by any such Person, and (d) Borrower and its Subsidiaries have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any such Person resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Except for William Blair & Company, Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16 INTELLECTUAL PROPERTY. Borrower or IVLP owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of the business of Borrower and its Subsidiaries as currently conducted.

         5.17 LEASES. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which any such Person is a party or under which any such Person is operating. All of such leases are valid and subsisting and no material default by Borrower or any of its Subsidiaries exists under any of them.

         5.18 DDAs. Set forth on Schedule 5.18 are all of Borrower's and its Subsidiaries' DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower and its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower and its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Domestic Revolver Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the date hereof that is to remain outstanding after the Domestic Revolver Closing Date and such

Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 INACTIVE AND FOREIGN SUBSIDIARIES. The Inactive Subsidiaries do not own any material assets and do not engage in any material business activity. The Foreign Subsidiaries do not own any material assets and do not engage in any material business activity except the maintenance of sales offices.

6. AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

For Borrower:              (a) a sales journal, collection journal, and credit register
daily if Advances          since the last such schedule and a calculation of the Borrowing
are outstanding            Base as of such date, and
and weekly
otherwise
                           (b) notice of all returns, disputes, or claims.
For UK Obligor:
weekly

Monthly (not               (c) Inventory reports specifying Borrower's cost and the
later than the             wholesale market value of its Inventory, by category, with
10th day of each           additional detail showing additions to and deletions from
month)                     the Inventory,

                           (d) a Borrowing Base Certificate containing a detailed
                           calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),

                           (e) a detailed aging, by total, of the Accounts of Borrower and UK Obligor, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                           (f) a summary aging trial balance of Borrower's and UK Obligors'
                           accounts payable and any book overdraft, and

                           (g) a calculation of Dilution for the prior month.

Quarterly                  (h) a detailed list of each Borrowing Base Participant's
                           customers, and

                           (i) a report regarding each Borrowing Base Participant's
                           accrued, but unpaid, ad valorem taxes.

Upon request by            (j) copies of invoices in connection with the Accounts,
Lender                     credit memos, remittance advices, deposit slips, shipping
                           and delivery documents in connection with the Accounts
                           and, for Inventory and Equipment acquired by Borrowing
                           Base Participants, purchase orders and invoices, and

                           (k) such other reports as to the Collateral, or the
                           financial condition of Borrower or any of its Subsidiaries, as Lender may request.

                  In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                  (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                  (i) a company prepared consolidated balance sheet and income statement covering Borrower's and its Subsidiaries' operations during such period,

                  (ii) a certificate signed by the chief financial officer or chief accounting officer of Borrower to the effect that:

                        (A) the financial statements delivered hereunder have
                  been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                        (B) the representations and warranties of Borrower
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        (C) there does not exist any condition or event that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate
             (A) demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in
             Section 7.20, (B) setting forth a calculation of TTM EBITDA, (C) setting forth a detailed calculation of Recurring Maintenance Revenues for the prior month, (D) setting forth an updated list of Maintenance Contracts, (E) setting forth a detailed calculation of all Royalties paid by Borrower during the prior month and the balance of Royalties payable at the end of such month, (F) certifying that all obligations for the payment of Royalties that are due and payable have been paid, and (G) certifying that no material change in Borrower's and UK Obligor's billing practices has occurred, and

                  (iv) for each month that is the end of a fiscal quarter of
             Borrower, (A) a Principal Officers Certificate and (B) a company prepared consolidated statement of cash flows for Borrower and its Subsidiaries for such period, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                  (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20, and

                  (iii) an updated appraisal of the Recurring Maintenance
             Revenues performed by an appraiser satisfactory to Lender,

                  (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

                  (i) copies of Borrower's Projections, in form and substance
             (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer or chief accounting officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

                  (d) if and when filed by Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and
             Form 8-K current reports,

                  (ii) any other filings made by Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Borrower to its shareholders generally,

                  (e) as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and, within 5 Business Days after such knowledge is obtained, a statement of the curative action that Borrower proposes to take with respect thereto, and

                  (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

             In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that, unless a Foreign Subsidiary is required to have a fiscal year that is different than that of Borrower pursuant to applicable law, no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that, with Borrower's prior consent, Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 [INTENTIONALLY OMITTED].

         6.5 [INTENTIONALLY OMITTED].

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder, except where the failure to so maintain, preserve or comply would not reasonably be expected to have a Material Adverse Effect.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its Subsidiaries or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity or amount of such assessment or tax shall be the subject of a Permitted Protest. Borrower and its Subsidiaries will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except to the extent that the validity or amount of such payments or taxes shall be the subject of a Permitted Protest, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that such payments or deposits have been made. Upon request by Lender, Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower or any if its Subsidiaries is required to pay any such excise tax, except evidence of such payment shall not be required to the extent that the validity or amount of any such excise tax shall be the subject of a Permitted Protest.

         6.8 INSURANCE.

                  (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Borrower shall give Lender prompt notice of any loss covered by such insurance in excess of $500,000. Subject to the rights of the holder of the Dallas Mortgage Loan, during the continuation of an Event of Default, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender, and, subject to the rights of the holder of the Dallas Mortgage Loan, shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations; provided that during the continuation of an Event of Default, Lender shall have the option of applying any such monies to the repayment of the Obligations or to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5 or as otherwise permitted in Section 5.5; provided, however, that Borrower may amend Schedule
5.5 so long as such amendment occurs by written notice to Lender not less than 10 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or, with respect to the Inventory of UK Obligor, the United Kingdom, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings or other documentation necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably would not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finder's fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses, except with respect to any Inactive Subsidiary or any liquidation of any Subsidiary not in violation of this Agreement.

         6.14 ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or any of its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably would be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.16 REFINANCE DALLAS MORTGAGE LOAN. Refinance the Dallas Mortgage Loan, on terms satisfactory to Lender, no later than March 29, 2005.

7. NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                  (b) Indebtedness set forth on Schedule 5.20,

                  (c) Permitted Purchase Money Indebtedness, and

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended,
(iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness

                  (e) Indebtedness composing Permitted Investments;

                  (f) Guaranties of Indebtedness that is permitted by this
Section 7.1; and

                  (g) Other Indebtedness in an aggregate amount at any one time outstanding not to exceed $500,000.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock;

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets; provided that (i) a Subsidiary of Borrower that is not an Obligor may wind-up, dissolve or liquidate if its assets are transferred to Borrower or another Subsidiary, and an Obligor, other than Borrower, may wind-up, dissolve or liquidate if its assets are transferred to Borrower or another Obligor, and (ii) a Subsidiary of Borrower that is not an Obligor may merge or consolidate with Borrower or with any other Subsidiary of Borrower, and an Obligor may merge or consolidate with Borrower or with any other Obligor.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or any of its Subsidiaries' assets.

         7.5 CHANGE NAME. Change Borrower's or any of its Subsidiaries' name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower or any of its Subsidiaries may change its name upon at least 15 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or such Subsidiary provides any financing statements, fixture filings or other documentation necessary to perfect and continue perfected the Lender's Liens.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of the business of Borrower and its Subsidiaries.

         7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except (i) in connection with a refinancing permitted by
Section 7.1(d), (ii) the prepayment of the Junior Notes as set forth in Section 7.17, and (iii) if Borrower has Excess Availability of $10,000,000 after giving effect thereto and no Event of Default has occurred and is continuing, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or any of its Subsidiaries, other than the Obligations in accordance with this Agreement; provided that Borrower shall not prepay the Dallas Mortgage Loan prior to September 1, 2003, and

                  (b) Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c) ("Indebtedness Amendment") unless (i) the terms and conditions of such Indebtedness Amendment do not, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such Indebtedness Amendment does not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so amended, (iii) such Indebtedness Amendment does not result in a shortening of the average weighted maturity of the Indebtedness so amended, nor is such Indebtedness Amendment on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is amended was subordinated in right of payment to the Obligations, then the terms and conditions of the amended Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the Indebtedness prior to such amendment.

         7.9 [INTENTIONALLY OMITTED].

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's or any of its Subsidiaries' Stock, of any class, whether now or hereafter outstanding; provided that (a) any Subsidiary of Borrower may make and declare dividends and distributions to, or redeem any of its Stock from, Borrower or another Subsidiary of Borrower, (b) Borrower or any of its Subsidiaries may purchase or acquire the Stock of any Subsidiary of Borrower so long as such transaction qualifies as a Permitted Intercompany Investment, and (c) any Foreign Subsidiary may purchase or acquire its Stock from one of its foreign qualifying directors or shareholders so long as the aggregate amount of such acquisitions does not exceed $100,000 during any fiscal year of Borrower.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $100,000 outstanding at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except (a) transactions that are in the ordinary course of the business of Borrower and its Subsidiaries, upon fair and reasonable terms, and are no less favorable to Borrower or any of its Subsidiaries than would be obtained in an arm's length transaction with a non-Affiliate; provided that transactions between an Obligor, on the one hand, and a Foreign Subsidiary, on the other hand, may have terms that are less favorable to the Foreign Subsidiary than would be obtained in an arm's length transaction with a non-Affiliate, (b) transactions that are in the ordinary course of business among the Obligors and Foreign Subsidiaries in the nature of intercompany services, sales and agencies, and (c) transactions between Borrower or a Subsidiary of

Borrower, on the one hand, and a Subsidiary of Borrower, on the other hand, that are not specifically prohibited under this Agreement.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 [INTENTIONALLY OMITTED].

         7.17 USE OF PROCEEDS.

                  (a) Use the proceeds of the Advances (i) on the Domestic Revolver Closing Date for any purpose other than to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses, if any, owing to Existing Lender and to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby and (ii) on and after the Domestic Revolver Closing Date for any purpose other than general corporate purposes and other lawful and permitted purposes; and

                  (b) Use the proceeds of the Term Loan on the Term Loan Closing Date for any purpose other than to repay, in full, the outstanding principal, accrued interest, prepayment fees or premium and accrued fees and expenses owing in respect of the Junior Notes (or to deposit that portion of the proceeds of the Term Loan required to so pay the Junior Notes in full in a blocked deposit account subject to a Control Agreement in favor of Lender until such time as the applicable notice of prepayment period under the Junior Notes has elapsed) and to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby and to the extent of any excess Term Loan proceeds, for its general corporate purposes and other lawful and permitted purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 20 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account in excess of $100,000 unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20 FINANCIAL COVENANTS.

                  (a) Fail to maintain:

                  (i) MINIMUM EBITDA. EBITDA of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;


                   Applicable Amount                                     Applicable Period
         --------------------------------------- -------------------------------------------------------------------
                      $(5,500,000)                                     For the 1 month period
                                                                           ending 9/30/02
         --------------------------------------- -------------------------------------------------------------------
                      $(9,400,000)                                     For the 2 month period
                                                                          ending 10/31/02
         --------------------------------------- -------------------------------------------------------------------
                           $0                                          For the 3 month period
                                                                          ending 11/30/02
         --------------------------------------- -------------------------------------------------------------------
                      $(5,200,000)                                     For the 4 month period
                                                                          ending 12/31/02
         --------------------------------------- -------------------------------------------------------------------
                      $(8,800,000)                                     For the 5 month period
                                                                           ending 1/31/03
         --------------------------------------- -------------------------------------------------------------------
                       $2,000,000                                      For the 6 month period
                                                                           ending 2/28/03
         --------------------------------------- -------------------------------------------------------------------
                      $(2,900,000)                                     For the 7 month period
                                                                           ending 3/31/03
         --------------------------------------- -------------------------------------------------------------------
                      $(6,200,000)                                     For the 8 month period
                                                                           ending 4/30/03
         --------------------------------------- -------------------------------------------------------------------
                       $5,000,000                                      For the 9 month period
                                                                           ending 5/31/03
         --------------------------------------- -------------------------------------------------------------------
                       $(300,000)                                     For the 10 month period
                                                                           ending 6/30/03
         --------------------------------------- -------------------------------------------------------------------
                      $(3,200,000)                                    For the 11 month period
                                                                           ending 7/31/03
         --------------------------------------- -------------------------------------------------------------------
                       $9,000,000                                     For the 12 month period
                                                                           ending 8/31/03
         --------------------------------------- -------------------------------------------------------------------
                      $15,000,000                                     For the 12 month period
                                                                          ending 11/30/03
         --------------------------------------- -------------------------------------------------------------------
                      $20,000,000                                     For the 12 month period
                                                                           ending 2/28/04
         --------------------------------------- -------------------------------------------------------------------
                      $25,000,000                                     For the 12 month period
                                                               ending each fiscal quarter thereafter
         --------------------------------------- -------------------------------------------------------------------

                  (ii) MINIMUM RECURRING MAINTENANCE REVENUES. Recurring Maintenance Revenues, measured as of the last day of each month for the three month period then ended, of not less than $10,000,000.

                  (iii) MINIMUM MAINTENANCE CONTRACTS. An aggregate amount of expected Recurring Maintenance Revenues owing under Maintenance Contracts, measured as of the last day of each month, of not less than $40,000,000.

                  (iv) COLLECTIONS. The Obligations, measured as of the last day of each month, in an amount that is not greater than 66.67% of Borrower's and UK Obligor's Collections with respect to Accounts for the immediately preceding 90 day period.

                  (v) APPRAISED VALUE OF RECURRING MAINTENANCE REVENUES. The Obligations owing under the Term Loan in an amount that is not greater than 30% of the then appraised value of the Recurring Maintenance Revenues, measured upon the annual delivery of such appraisal required under Section 6.3(b)(iii).

                  (b) Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures (A) in excess of $1,600,000 during the 6 month period ending on February 28, 2003 or
         (B) in excess of $4,000,000 during any fiscal year thereafter; provided Borrower may incur capital expenditures in excess of such amounts to acquire Equipment to perform a service contract business, subject to the prior written approval of Lender, such approval to not be unreasonably withheld or delayed.

         7.21 INACTIVE AND FOREIGN SUBSIDIARIES. Permit (a) the Inactive Subsidiaries to own any material assets or engage in any business activity or
(b) the Foreign Subsidiaries to own any material assets or engage in any business activity except in connection with the establishment, maintenance and support of sales offices outside of the United States.

8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations) and such failure continues unremedied for 1 Business Day;

         8.2 If Borrower or any of its Subsidiaries fail or neglect to (a) perform, keep, or observe any covenant or other provision contained in Sections
6.2 or 6.3 hereof and such failure or neglect continues for a period of 5 Business Days after the date on which Borrower knows or reasonably should have known of such failure or neglect, or (b) perform, keep, or observe any covenant or other provision contained in Sections 6.1, 6.7, 6.10, 6.11 or 6.13 hereof and such failure or neglect continues for a period of 15 Business Days after the date on which Borrower knows or reasonably should have known of such failure or neglect, or (c) perform, keep, or observe any other covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8), including failure to satisfy a condition subsequent set forth in Section 3.2 within the time period stated, or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in this Section 8 or that has a grace period specified in such Loan Document); provided that, during any period of time that any such failure referred to in this paragraph exists, even if such failure is not yet an Event of Default by virtue of the existence of a grace or cure period, Lender shall be relieved of its obligation to extend credit hereunder;

         8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower or the applicable Subsidiary;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction or restraint continues in effect for more than 15 days;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a United States federal tax Lien), whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such assets are subject to forfeiture by Borrower or the applicable Subsidiary;

         8.8 Any of Borrower's or any of its Subsidiaries' assets become subject to a United States federal tax Lien;

         8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such assets are subject to being forfeited by the applicable Borrower or Subsidiary;

         8.10 If there is a default in any agreement governing or evidencing indebtedness for borrowed money in an aggregate amount in excess of $1,000,000 or any material agreement that does not govern or evidence indebtedness for borrowed money to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.11 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement or material misrepresentation exists now or hereafter in any representation or warranty in this Agreement or in any material statement or material Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

         8.13 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by any Guarantor thereunder; provided that if such limitation or termination is due to a change in applicable law, such Guarantor shall have 15 days after Lender becomes aware of such limitation or termination to deliver a new guaranty or alternative form of credit support in form and substance satisfactory to Lender;

         8.14 If the obligation of UK Obligor under the UK Security Documents is limited or terminated by operation of law or by UK Obligor thereunder; provided that if such limitation or termination is due to a change in applicable law, UK Obligor shall have 15 days after Lender becomes aware of such limitation or termination to deliver new UK Security Documents or alternative form of credit support in form and substance satisfactory to Lender;

         8.15 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

         8.16 Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by an Obligor, or a proceeding shall be commenced by an Obligor, or by any Governmental Authority having jurisdiction over an Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document; or

         8.17 Any Change of Control shall occur.

9. LENDER'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                  (f) Without notice to or demand upon any Obligor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Lender may credit bid and purchase at any public sale; and

                  (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                  (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and with not less than 5 days prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. So long as Lender in good faith believes that it is acting to protect the Collateral or avoid any impairment of the repayment of the Obligations, Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST. Except for notices specifically required under this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                  If to Borrower:   INTERVOICE-BRITE, INC.
                                    17811 Waterview Parkway
                                    Dallas, Texas 75252
                                    Attn: Rob-Roy Graham
                                    Fax No. 972.454.8781

                  with copies to:   INTERVOICE-BRITE, INC.
                                    17811 Waterview Parkway
                                    Dallas, Texas 75252
                                    Attn: General Counsel
                                    Fax No. 972.454.8781

                  with copies to:   THOMPSON & KNIGHT
                                    1700 Pacific Avenue, Suite 3300
                                    Dallas, Texas 75201
                                    Attn: James McKellar
                                    Fax No. 214.880.3164

                  If to Lender:     FOOTHILL CAPITAL CORPORATION
                                    2450 Colorado Avenue
                                    Suite 3000 West
                                    Santa Monica, California 90404
                                    Attn: Business Finance Division Manager
                                    Fax No. 310.453.7413
                  with copies to:   BROBECK, PHLEGER & HARRISON LLP
                                    550 South Hope Street, Suite 2100
                                    Los Angeles, California 90071
                                    Attn: John Francis Hilson, Esq.
                                    Fax No. 213.745.3345

                  Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

                  (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                  (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating,
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business to an assignee or participant that has executed a confidentiality agreement in accordance with Section 16.5.

                  (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

                  15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

                  16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender, the Fee Letter has been executed by Borrower and Lender, and the commitment fee described in the Fee Letter has been paid to Lender.

                  16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

                  16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

                  16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 CONFIDENTIALITY.

                  Lender agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by Borrower pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to Lender from another source not known to be subject to a confidentiality obligation to Lender not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Lender, (iii) to examiners, auditors, or accountants, (iv) in connection with any litigation to which Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 16.5. Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep Borrower informed of such request or identification; provided that Borrower acknowledges that Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

         16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

         16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Obligor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or such Obligor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         16.10 EXPENSE DEPOSIT

                  Borrower has previously delivered to Lender an expense deposit (the "Expense Deposit") to cover certain Lender Expenses incurred in conducting due diligence and drafting and negotiating the Loan Documents. If after this Agreement is executed, Borrower declines to borrow from Lender hereunder or fails to satisfy the conditions precedent to the initial extension of credit hereunder (through no fault of Lender), Lender shall be entitled to retain the full amount of the Expense Deposit, irrespective of the amount of Lender Expenses incurred by Lender. If the conditions precedent to the initial extension of credit hereunder are satisfied and Borrower borrows from Lender hereunder, the Expense Deposit will be returned to Borrower after deducting all Lender Expenses incurred by Lender. The Expense Deposit will not be segregated and may be commingled with other funds. Borrower will not be entitled to receive interest on the Expense Deposit. Lender may require additional deposits in the event the Lender Expenses associated with closing the financing hereunder exceed, or are projected to exceed, the initial amount of the Expense Deposit.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                          INTERVOICE-BRITE, INC.,
                          a Texas corporation

                          By:
                                 --------------------------------
                          Title:


                          FOOTHILL CAPITAL CORPORATION,
                          a California corporation

                          By:
                                 --------------------------------
                          Title:

                                  SCHEDULE D-1
                 DESIGNATED ACCOUNT AND DESIGNATED ACCOUNT BANK

Bank of America Texas
901 Main Street
Dallas, TX 75202
ABA #111000025


For the Account of:
Inter Voice-Brite, Inc.
Account #018-027658-4.

                                  SCHEDULE L-1
                                LENDER'S ACCOUNT


                  An account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.